Exhibit 99.2

Lehman Brothers Inc. 745 Seventh Avenue New York, New York 10019

March 5, 2003

COMMITMENT LETTER

PERSONAL AND CONFIDENTIAL

PG&E Corporation
One Market, Spear Street Tower
Suite 2400
San Franciso, California 94105

Ladies and Gentlemen:

            This commitment letter agreement (together with all exhibits and schedules hereto, the “Commitment Letter”) will confirm the understanding and agreement between Lehman Brothers Inc. (“Lehman Brothers”) and PG&E Corporation, a California corporation (the “Company”), in connection with the Plan of Reorganization under Chapter 11 of the Bankruptcy Code for Pacific Gas and Electric Company (the “Debtor”) jointly filed by the Company and the Debtor on September 20, 2001 (as amended to the date hereof, the “Plan”).

            You have advised us that you wish to obtain a portion of the financing required for the Plan from the issuance and sale by the Company of equity or equity-linked securities resulting in proceeds of at least $700,000,000 (the “Permanent Financing”) (or, to the extent that any portion of the Permanent Financing has not been completed on or before the Closing Date (as defined below), the proceeds from the issuance of Equity Securities (as defined below)).

            1.         The Commitment.

             (a)  You have requested that Lehman Brothers commit to purchase from or place for the Company, for a purchase price not to exceed $700,000,000 less the net proceeds of any offering of Permanent Securities (as defined in the Fee Letter related to the Equity Securities (the “Fee Letter”)) sold by the Company (the “Purchase Price”), a number of shares of common stock of the Company, no par value per share (the “Common Stock”), determined as set forth on Exhibit A hereto (such number of shares of Common Stock, the “Equity Securities”).

             (b)  Based on the foregoing, Lehman Brothers is pleased to confirm by this Commitment Letter its commitment to you (the “Commitment”) to purchase the Equity Securities pursuant to an underwriting agreement with the Company, or, if requested by Lehman Brothers, a purchase agreement and registration rights agreement with the Company, each in a form reasonably satisfactory to Lehman Brothers (the “Equity Securities Documentation”), provided that (i) the closing date for such purchase (the “Closing Date”) occurs on or before the record date for the Reorganized Debtor Spin-Off (as defined in the Plan), (ii) the Company notifies Lehman Brothers in writing of its intent to sell some or all of the Equity Securities to Lehman Brothers at least ten (10) business days prior to the Closing Date, which notice shall be irrevocable and specify the Purchase Price and the Closing Date and (iii) a shelf registration statement for the public sale by Lehman Brothers of the Equity Securities shall be effective at the time of such notice pursuant to clause (ii) above.  Notwithstanding the foregoing, you understand that Lehman Brothers’ obligation to purchase the Equity Securities is expressly subject to the terms and conditions set forth herein and on Exhibit C hereto and will exist only upon the execution and delivery of definitive documentation, including, without limitation, the underwriting agreement or purchase agreement, reasonably satisfactory to Lehman Brothers and its counsel, and the satisfaction of the terms, covenants and conditions contained therein.  The Company shall only have one right to request Lehman Brothers to purchase Equity Securities pursuant to this Commitment Letter.

             (c)  Pursuant to a letter agreement, amending and supplementing the Engagement Letter, dated as of November 30, 2001, as amended on June 13, 2002 (the “Engagement Letter”), between you and Lehman Brothers, as further consideration for the Commitment, you have engaged Lehman Brothers to act as a book-running underwriter, initial purchaser and/or book-running placement agent in connection with the sale of the Permanent Securities and the Equity Securities and in connection with certain other matters.

             (d)  It is agreed that Lehman Brothers will have the titles and roles in respect of the Commitment and Permanent Financing as are specified in the Engagement Letter.  Lehman Brothers will perform the duties and exercise the authority customarily performed and exercised by it in such roles.  You agree that no other agent, co-agent or book manager will be appointed, no other titles will be awarded and no compensation will be paid (other than that expressly contemplated by the Engagement Letter or the Fee Letter) unless you and Lehman Brothers shall so agree.

             (e)  If at any time Lehman Brothers reasonably believes that it may become subject to regulation under the Public Utility Holding Company Act of 1935, as amended, or by the Federal Energy Regulatory Commission or by the California Public Utilities Commission as a result of its ownership of the Equity Securities, then, in the sole discretion of Lehman Brothers, either (i) Lehman Brothers will agree to vote the Equity Securities in the same proportion as all other shares of Common Stock are voted, or (ii) the Company will deliver shares of convertible preferred stock (the “Preferred Stock”) of the Company with the terms set forth on Exhibit B on a one-for-one basis in place of shares of Common Stock.

             (f)  The Company shall file with the Securities and Exchange Commission (the “SEC”) a Form 8-K relating to the sale of the Equity Securities within 36 hours of receipt by Lehman Brothers of the notice described in Section 1(b) above, or, if the SEC is closed at such time, at such time as the SEC is open for business.  The Company shall consult with Lehman Brothers as to the form and content of such Form 8-K.

            2.         Fees, Expenses and Other Compensation.  In consideration of the execution and delivery of this Commitment Letter by Lehman Brothers, you agree to pay the fees, expenses and other compensation set forth in the Fee Letter.

            3.            Indemnification.

             (a)  The Company hereby agrees to indemnify and hold harmless Lehman Brothers, its affiliates and its officers, directors, partners, trustees, employees, affiliates, shareholders, advisors and agents (each, an “indemnified person”) from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Fee Letter or the Engagement Letter, any of the transactions contemplated thereby or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for all legal and other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including, without limitation, in connection with the enforcement of the indemnification obligations set forth herein); provided, however, that no indemnified person shall be entitled to indemnity hereunder in respect of any loss, claim, damage, liability or expense to the extent that it is found by a final, non-appealable judgment of a court of competent jurisdiction that such loss, claim, damage, liability or expense resulted directly from the gross negligence or willful misconduct of such indemnified person.

             (b)  The Company further agrees that, without the prior written consent of Lehman Brothers, which consent will not be unreasonably withheld, it will not enter into any settlement of a lawsuit, claim or other proceeding arising out of this Commitment Letter or the Engagement Letter or the transactions contemplated by this Commitment Letter or the Engagement Letter unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all indemnified persons.

             (c)  The Company and Lehman Brothers agree that if any indemnification or reimbursement sought pursuant to this Section 3 is judicially determined to be unavailable for a reason other than the gross negligence or willful misconduct of such indemnified person, then, whether or not Lehman Brothers is the indemnified person, the Company, on the one hand, Lehman Brothers, on the other hand, shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Lehman Brothers, on the other hand, in connection with the transactions to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (i) above is judicially determined not to be permitted, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of the Company, on the one hand, and Lehman Brothers, on the other hand, as well as any other equitable considerations; provided, however, that in no event shall the amount to be contributed by Lehman Brothers pursuant to this paragraph exceed the amount of the fees actually received by Lehman Brothers under this Commitment Letter or the Fee Letter.

             (d)  In no event will Lehman Brothers be liable for any special, indirect, consequential or punitive damages as a result of any failure to purchase the Equity Securities or the Permanent Securities or otherwise in connection with the Commitment.

            4.            Expiration of Commitment.  The Commitment shall expire at 5:00 p.m., New York City time, on the date that is five (5) business days after the date hereof unless at or prior to such time you shall previously have (i) executed and returned to Lehman Brothers a copy of this Commitment Letter, the Fee Letter and the Engagement Letter and (ii) paid the fees contemplated by the Fee Letter to be payable on the date of your execution and delivery hereof.  If you do so execute and deliver this Commitment Letter, the Fee Letter and the Engagement Letter, and pay such fees, the Commitment will expire upon written notice by Lehman Brothers to you of the happening of any of the following events: (i) any change in the terms of the Plan in any respect determined by Lehman Brothers to be materially adverse, (ii) the failure to pay when due any of the fees provided for herein or in the Fee Letter or the Engagement Letter, (iii) the confirmation by the Bankruptcy Court of a plan of reorganization other than the Plan (as amended or modified with the consent of Lehman Brothers), or the withdrawal of the Plan, or the entry of an order by the Bankruptcy Court denying confirmation of the Plan, (iv) any condition, covenant or agreement set forth in this Commitment Letter, the Fee Letter or the Engagement Letter is not satisfied or complied with, (v) the consummation of the Plan without the purchase of the Equity Securities, and (vi) 5:00 p.m., New York City time, on the day that is 364 days from the date hereof.  The date and time of expiration of the Commitment is sometimes referred to herein as the “Commitment Expiration Date.”

            5.            Confidential Information.  You acknowledge that Lehman Brothers and its affiliates (the term “Lehman Brothers” being understood to refer hereinafter in this paragraph to include affiliates of Lehman Brothers) may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise.  Lehman Brothers will not use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or its other relationships with you in connection with the performance by Lehman Brothers of services for other companies, and Lehman Brothers will not furnish any such information to other companies.  You also acknowledge that Lehman Brothers has no obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained from other companies.

            6.         Lock-up.  For a period of 90 days from the Closing Date, you will not, and will not permit any of your affiliates and will cause the Reorganized Debtor (as defined in the Plan) not to issue, announce or authorize the announcement of the issuance of, or engage in discussions concerning the issuance of, any equity security of the Company or the Reorganized Debtor or any of their respective subsidiaries (other than the issuance of (i) equity securities contemplated hereby, (ii) equity securities pursuant to the Company’s Retirement Savings Plan or comparable plan established by the Reorganized Debtor, (iii) stock option and other equity based incentives and securities issued upon exercise or conversion thereof under the Company’s Long Term Incentive Program or comparable program established by the Reorganized Debtor, (iv) equity securities pursuant to the Company’s Dividend Reinvestment Plan or comparable plan established by the Reorganized Debtor, (v) rights or other equity securities issued upon exercise thereof pursuant to the Company’s shareholder rights plan (as in effect on the date hereof) or comparable plan adopted by the Reorganized Debtor, and (v) securities contemplated by the Plan) without the prior written consent of Lehman Brothers.

            7.            Assignment.  Neither party may assign any of its rights under this Commitment Letter, or be relieved of any of its obligations hereunder, without the prior written consent of the other party; provided that Lehman Brothers may assign all or any portion of its rights and/or obligations under this Commitment Letter to any of its affiliates or to any person that acquires all of the business and assets of Lehman Brothers without the approval of the Company.

            8.            Survival.  The provisions of this Commitment Letter relating to the payment of fees and expenses, indemnification and contribution and confidentiality and the provisions of Section 9 below will survive the expiration or termination of any commitment hereunder or this Commitment Letter (including any extensions) and the execution and delivery of definitive financing documentation.

            9.         Choice of Law; Jurisdiction; Waivers.  This Commitment Letter shall be governed by and construed in accordance with the laws of the State of New York.  To the fullest extent permitted by applicable law and except where jurisdiction properly lies with the Bankruptcy Court, the Company hereby irrevocably submits to the non-exclusive jurisdiction of any New York State court or Federal court sitting in the County of New York in respect of any suit, action or proceeding arising out of or relating to the provisions of this Commitment Letter or the Fee Letter and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court.  The parties hereto hereby waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.   The parties hereto hereby waive, to the fullest extent permitted by applicable law, any right to trial by jury with respect to any action or proceeding arising out of or relating to this Commitment Letter or the Fee Letter.

            10.            Miscellaneous.

             (a)  This Commitment Letter may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.  Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

             (b)  This Commitment Letter and the attached Exhibits set forth the entire understanding of the parties hereto as to the scope of the Commitment and the obligations of Lehman Brothers hereunder.  This Commitment Letter shall supersede all prior understandings and proposals, whether written or oral, between Lehman Brothers and you relating to the transactions contemplated hereby.  This Commitment Letter shall be in addition to the agreements of the parties contained in the Engagement Letter and the Fee Letter.

             (c)  This Commitment Letter has been and is made solely for the benefit of the parties hereto, the indemnified persons, and their respective successors and assigns, and nothing in this Commitment Letter, expressed or implied, is intended to confer or does confer on any other person or entity any rights or remedies under or by reason of this Commitment Letter or the agreements of the parties contained herein.

             (d)  You acknowledge that Lehman Brothers may be (or may be affiliated with) full service financial firms and as such from time to time may effect transactions for their own account or the account of customers, and hold long or short positions in debt or equity securities or loans of companies that may be the subject of the transactions contemplated by this Commitment Letter. You hereby waive and release, to the fullest extent permitted by law, any claims you have with respect to any conflict of interest arising from such transactions, activities, investments or holdings, or arising from the failure of Lehman Brothers or its affiliates to bring such transactions, activities, investments or holdings to your attention.

            If you are in agreement with the foregoing, kindly sign and return to us the enclosed copy of this Commitment Letter.

Very truly yours,
Lehman Brothers Inc.
By: Name: Title:

Accepted and agreed to as of the date first above written:

PG&E Corporation

By:
Name:
Title:

EXHIBIT A TO COMMITMENT LETTER
Summary of TERMS OF Equity Securities

Capitalized terms used but not defined herein have the meanings assigned to them in the Commitment Letter to which this Exhibit A is attached.

Issuer............................................	The Company.
Security..........................................	Common Stock of the Company, no par value per share (the “Common Stock”).
Number of Shares............................

The Company shall issue on the Closing Date a number of shares equal to the sum of (i) (x) the Purchase Price divided by (y) the closing price of a share of Common Stock on the second trading day prior to the Closing Date; and (ii) a number of shares of Common Stock equal to 100% of the number of shares described in clause (i) (collectively, the “Equity Securities”).

To the extent the net proceeds of the sale of all of the Equity Securities exceed the Purchase Price plus an amount equal to 3 month LIBOR plus 0.75% per annum on the Purchase Price from the Closing Date to the date such shares are sold (such amount, the “Adjusted Purchase Price”), or, if after receiving the Adjusted Purchase Price in full, Lehman Brothers still owns shares delivered pursuant to the foregoing provisions, Lehman Brothers shall pay the excess proceeds and/or return such shares to the Company.  To the extent the net proceeds of the sale of all of the Equity Securities are less than the Adjusted Purchase Price, the Company shall pay the difference to Lehman Brothers and Lehman Brothers shall have no further Commitment hereunder.

Registration Rights.........................	Shelf Registration. The Company shall maintain a shelf registration statement covering the issuance by the Company and sale by Lehman Brothers of the Equity Securities.

Reorganized Debtor.  The Company shall cause the Reorganized Debtor to enter into a customary registration rights agreement in Lehman Brothers’ standard form providing for piggy-back and shelf registration rights with respect to any shares of the Reorganized Debtor Lehman Brothers receives in the Reorganized Debtor Spin-Off.

Registration Rights Agreement.  If the Company issues Equity Securities to Lehman Brothers in a private offering, the Company shall enter into a customary registration rights agreement in Lehman Brothers’ standard form providing for piggy-back and demand registration rights of the sale by Lehman Brothers of the Equity Securities.

EXHIBIT B TO COMMITMENT LETTER
SUMMARY OF TERMS OF
CONVERTIBLE PREFERRED STOCK

Capitalized terms used but not defined herein have the meanings assigned to them in the Commitment Letter to which this Exhibit B is attached.

Issuer................................................	The Company.
Security.............................................	Convertible preferred stock, or depositary receipts evidencing fractional interests in convertible preferred stock (the “Preferred Stock”).
Amount.............................................	The Preferred Stock shall be convertible into a number of shares of Common Stock equal to the number of shares of Common Stock subject to the Commitment.
Liquidation Preference......................	$.01 per share
Dividend............................................	The dividend on the Preferred Stock will be equal to any dividend on the underlying Common Stock, on an as-converted basis.
Conversion........................................

Each share of the Preferred Stock shall convert, to the extent a sufficient number of authorized but unissued shares of Common Stock is available, into one share of Common Stock (as adjusted pursuant to the anti-dilution provisions described below) immediately prior to its sale by Lehman Brothers.

Registration Rights...........................

Shelf Registration.  The Company shall use its best efforts to maintain a shelf registration statement covering the issuance by the Company and sale by Lehman Brothers of the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock.

Reorganized Debtor.  The Company shall cause the Reorganized Debtor to enter into a customary registration rights agreement in Lehman Brothers’ standard form providing for piggy-back and shelf registration rights with respect to any shares of the Reorganized Debtor Lehman Brothers receives in the Reorganized Debtor Spin-Off.

Registration Rights Agreement.  If the Company issues Preferred Stock to Lehman Brothers in a private offering, the Company shall enter into a customary registration rights agreement in Lehman Brothers’ standard form providing for piggy-back and demand registration rights of the sale by Lehman Brothers of the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock.

Anti-dilution.......................................

Customary anti-dilution, except that holders of Preferred Stock shall be entitled to receive any and all distributions on the underlying Common Stock on an as converted basis, including any shares of the Reorganized Debtor in the Reorganized Debtor Spin-Off.

Voting Rights.....................................

The holders of Preferred Stock will have no voting rights except as provided by law; provided that to the extent the Company fails to have a sufficient number of shares of authorized but unissued Common Stock to provide for the conversion of the Preferred Stock upon any sale by Lehman Brothers, the Preferred Stock sold by Lehman Brothers that is not converted shall vote on all matters considered by shareholders, on an as converted basis.

EXHIBIT C TO COMMITMENT LETTER
CONDITIONS TO COMMITMENT

Capitalized terms used but not defined herein have the meanings assigned to them in the Commitment Letter to which this Exhibit C is attached and of which it forms a part.  The availability of the Commitment is conditioned upon satisfaction of, among other things, the conditions precedent summarized below on or prior to the Closing Date.

(a)        The Plan shall have been confirmed by the Bankruptcy Court, pursuant to a confirmation order in form and substance satisfactory to Lehman Brothers, and the Plan (with such changes as may have been approved by Lehman Brothers) shall have become effective following the resolution of any appeal in a manner satisfactory to Lehman Brothers.

(b)      The Company’s equity market capitalization immediately prior to the Closing Date shall not be less than $2.5 billion.

(c)        There shall not be more than $500 million of total debt at the Company on an unconsolidated basis, upon terms satisfactory to Lehman Brothers.

(d)        The Debt Securities (as defined in the Plan) issued by the Reorganized Debtor, ETrans (as defined in the Plan), GTrans (as defined in the Plan), and Gen (as defined in the Plan) (each of the foregoing parties, referred to herein as the “Debtor Parties”) and each of the Debtor Parties shall have investment grade credit ratings as of the Closing Date from both Moody’s Investors Services and Standard & Poor’s Rating Services.

(e)        Each of the Reorganized Debtor, ETrans, GTrans and Gen shall have issued the Debt Securities (as defined in the Plan) in accordance with the terms of the Plan (and Lehman Brothers shall have acted as joint book-runner in the offering thereof) and have available to them the working capital commitments set forth in the Plan.

(f)          The Company shall have executed and delivered definitive Equity Securities Documentation.

(g)        The Reorganized Debtor shall have executed and delivered a registration rights agreement, in a form reasonably satisfactory to Lehman Brothers (the “Reorganized Debtor Registration Rights Agreement”), with respect to any shares of the Reorganized Debtor Lehman Brothers receives in the Reorganized Debtor Spin-Off.

(h)        There shall not exist (after giving effect to the transactions contemplated by the Plan) any default or event of default under the Equity Securities Documentation, the Reorganized Debtor Registration Rights Agreement or any material indebtedness or other material agreement of the Company.

(i)        The Company shall have reserved from its authorized and unissued common stock a sufficient number of shares to provide for the issuance of the Equity Securities, in such amount to be determined by Lehman Brothers, and the issuance of such shares to Lehman Brothers hereunder shall have been duly authorized by the Company.

(j)        The Company shall have complied with all of its obligations under and agreements in the Commitment Letter, the Engagement Letter and the Fee Letter, including without limitation, its obligations with respect to the marketing of the Permanent Securities.

(k)        There shall not have occurred or become known to Lehman Brothers any event, development or circumstance since the date of the latest annual financial statements that has caused or could reasonably be expected to cause a material adverse condition or material adverse change in or affecting (i) the Plan, (ii) the condition (financial or otherwise), results of operation, assets, liabilities, management, prospects or value of the Company and its subsidiaries (other than PG&E National Energy Group Inc. and its subsidiaries, and any joint ventures, partnerships or other entities in which it owns a direct or indirect interest (collectively, “NEG”)), taken as a whole, or (iii) the validity or enforceability of any of the Equity Securities Documentation (including any documentation related to the Preferred Stock), the Reorganized Debtor Registration Rights Agreement or the rights and remedies of Lehman Brothers thereunder.  For purposes of the foregoing, a bankruptcy filing by NEG will not be deemed to constitute a material adverse condition or material adverse change.

(l)        There shall not have occurred any disruption or adverse change, as determined by Lehman Brothers in its sole discretion, in the financial or capital markets generally, or in the markets for equity securities in particular, that may have a materially adverse impact on the ability to sell the Equity Securities.

(m)        All governmental, regulatory, shareholder (under NYSE rules or otherwise) and third party approvals required to consummate the transactions contemplated by the Plan, the financing contemplated hereby (including the issuance and sale of Equity Securities) and the continuing operations of the Company and its subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods for effectiveness shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Plan or the financing thereof.

(n)        There shall not be any pending or threatened litigation or other proceedings, private or governmental (other than any litigation brought by creditors of NEG in connection with a restructuring or bankruptcy of NEG or brought by NEG), which Lehman Brothers determines could reasonably be expected to have a material adverse effect on the transactions contemplated hereby, including the financing therefore or a material adverse effect on the business, results of operations, condition (financial or otherwise), assets, liabilities or prospects of the Company and its subsidiaries (other than NEG).

(o)        Lehman Brothers shall have received satisfactory audited and unaudited (which have been reviewed by the independent accountants for the Company as provided in Statement on Auditing Standards No. 71) financial statements (including pro forma financial statements) of the Company and the Debtor (if necessary) meeting the requirements of Regulation S-X for a Form S-1 registration statement under the Securities Act of 1933, as amended, and all such financial statements shall be satisfactory in form to Lehman Brothers in its sole discretion.

(p)        Lehman Brothers shall have received such legal opinions (i) from counsel to the Company and its subsidiaries and (ii) from such special and local counsel as may be required by Lehman Brothers or as it may reasonably request (including matters covered by paragraphs (m) and (q) hereof).

(q)       The consummation of the transactions contemplated by the Plan, the financing contemplated hereby (including the sale of Equity Securities) and the continuing operations of the Company and its subsidiaries would not cause Lehman Brothers to be subject to regulation under the Public Utility Holding Company Act of 1935, as amended, or by the Federal Energy Regulatory Commission or by the California Public Utilities Commission.

(r)        The shelf registration statement for the public sale by Lehman Brothers of the Equity Securities shall continue to be effective.

(s)        The Company shall have used its best efforts to offer and sell Permanent Securities resulting in net proceeds of at least $700,000,000 less any amount by which Lehman Brothers’ Commitment has been reduced.